UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 3, 2008

NuTECH DIGITAL, INC.

(Exact name of registrant as specified in its charter)

California	000-50021	95-4642831
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

10390 Wilshire Boulevard Penthouse 20 Los Angeles, California 90024 (Address of principal executive offices)

(310) 777-0012
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to our Current Report on Form 8-K for March 3, 2008 (the “March 3, 2008 Current Report”) to restate Item 4.01 – Change in Registrant’s Certifying Accountant. For convenience and ease of reference, we are filing only this Item in its entirety.  Accordingly, this Amendment No. 1 should be read in conjunction with the March 3, 2008 Current Report filed with the SEC on March 11, 2008 (the “Original Filing”) and with our subsequent filings with the SEC.

This Amendment No. 1 speaks as of the original filing date of the March 3, 2008 Current Report and does not reflect events occurring after such filing date or modify or update the disclosures therein in any way other than as required to reflect the amendment described herein. Except as set forth in this Form 8-K/A Report, no changes have been made to the Original Filing, and this Form 8-K/A Report does not amend, update or change any other items or disclosures in the Original Filing.

Item 4.01 Change in Registrant’s Certifying Accountant.

On March 3, 2008, Michael F. Albanese, CPA  advised  NuTECH DIGITAL, INC. (the “Company”, “NuTech”, “we” and “us”) that he resigned as our auditor of record.  There have been no disagreements between the Company and Michael F. Albanese, and Michael F. Albanese did not issue any adverse opinion or disclaimer or opinion in the principal accountant’s report on the financial statements for the Company in either of the two most recent fiscal years and any subsequent interim period through the date of resignation.  The Company provided Michael F. Albanese with a copy of the disclosures contained in this Report and requested that Michael F. Albanese provide a letter addressed to the Securities and Exchange Commission stating whether he agrees with the statements contained herein.  A copy of the letter to the Securities and Exchange Commission is attached hereto as Exhibit 16.1, and incorporated herein by reference.

On March 3, 2008, the Company retained the firm of Weaver & Martin in Kansas City, Missouri to act as the principal accountant of the Company to audit the Company’s financial statements.

Item 9.01 Financial Statements and exhibits.

Exhibit Number	Description
16.1*	Letter from Michael F. Albanese to the Securities & Exchange Commission, dated April 1, 2008

* Attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL
Date: April 18, 2008	By:	/s/ Richard M. Greenberg
Richard M. Greenberg
President